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                                                                     EXHIBIT 2.2

                               GUARANTY AGREEMENT


THIS GUARANTY AGREEMENT is entered into by and between the undersigned (hereinafter referred to collectively as "Guarantors", whether one or more) and Electronic Transmission Corporation (hereinafter referred to as "Lender").

         FOR VALUE RECEIVED, the Guarantors, jointly and severally if more than one, hereby unconditionally and absolutely guarantee the collection of Indebtedness.

         1. INDEBTEDNESS. For purposes hereof, the "Indebtedness" shall include all principal, interest, penalties, expenses, cost of collection, and fees (including, but not limited to attorney's fees) related to or due in connection with the indebtedness represented by the Purchase Agreement ("Agreement") in the original principal sum of $386,000.00 dated August 11, 1999, executed by A&G Health Plans, Inc. ("Borrower") and payable to the Lender. Provided, however, no provision herein or in the Agreement or in any instrument executed by the Borrower nor the Guarantors in connection with the indebtedness evidenced by the Agreement shall require the payment of or permit the collection of interest in excess of the maximum permitted by law. If any excess of interest is provided for herein or in the Note or in any loan document, the provisions of this paragraph shall govern, and neither the Borrower nor the Guarantors shall be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law. It is the intention of the parties to conform strictly to the usury laws now in force, and the Note and all loan documents executed by the Borrower or the Guarantors shall be subject to reduction of the amount allowed under said usury laws now or hereafter construed by the courts having jurisdiction.

         2. CONTINUING GUARANTY. This is a continuing Guaranty and shall apply to the Indebtedness and any renewals, extensions, refinancings and amendments to or modifications thereof.

         3. SUIT AGAINST GUARANTORS. Suit may be brought against the Guarantors, jointly and severally and against less than all of them, without impairing the rights of the Lender against the other Guarantors. The Lender may compromise with any Guarantor for less than all of the Indebtedness and release any Guarantor from all further liability to the Lender without impairing the right of the Lender to demand and collect the balance of the Indebtedness from other Guarantors not so released. It is agreed among the Guarantors that such compromise and release shall not impair the rights of the Guarantors as among themselves.


GUARANTY AGREEMENT                                                        Page 1
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         4. UNGUARANTEED INDEBTEDNESS. If, at any time, there be Debts owed by the Borrower to the Lender which are not part of the Indebtedness ("Unguaranteed Debt"), the Lender, without in any manner impairing its rights hereunder, may, at its option, exercise rights of offset by applying first to said Unguaranteed Debt any deposit balances to the credit of the Borrower and, except as hereafter provided, apply first to the Unguaranteed Debt, all amounts realized by the Lender from collateral or security held by the Lender for the payment of the Borrower's debts. If a particular security instrument expressly requires an application different from that permitted under the preceding sentence, proceeds realized by the Lender from such security instrument shall be applied as provided in such instrument.

         5. OBLIGATIONS NOT IMPAIRED. The obligations of the Guarantors under this Guaranty shall not be released or impaired without the express prior written consent of the Lender. Without limiting the generality of the foregoing, the obligations of the Guarantors shall not be released or impaired on account of the following events:

         (a) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Borrower, or any receivership, insolvency, bankruptcy, reorganization or other similar proceedings affecting the Borrower or any of its assets;

         (b) the addition of an additional guarantor or guarantors or the addition of additional collateral securing the Indebtedness;

         (c) any impairment, modification, release or limitation of liability of, or stay of lien enforcement proceedings against, the Borrower, its property, or its estate in bankruptcy or any modification, discharge or extension of the Indebtedness resulting from the operation of any present or future provision of the Federal Bankruptcy Code or any other similar federal or state statute, or from the decision of any court, it being the intention hereof that the Guarantors shall remain liable on the Indebtedness, notwithstanding any act, omission or thing which might, but for the provisions hereof, otherwise operate as a legal or equitable discharge of the Guarantors;

         (d) the substitution or withdrawal of collateral or release of security, and the exercise or failure to exercise by the Lender of any right conferred upon it herein or in any security agreement;

         (e) if the Borrower is not liable because the act of creating the Indebtedness is ultra vires or the officers or persons creating the Indebtedness acted in excess of their authority, or for any reason the Indebtedness cannot be enforced against the Borrower;


GUARANTY AGREEMENT                                                        Page 2
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         (f) any payment by the Borrower to the Lender if such payment is held to constitute a preference under the bankruptcy laws, or if for any other reason the Lender is required to refund such payment to the Borrower or pay the amount thereof to any other party;

         (g) if the Guarantors are or become liable for any indebtedness owing by the Borrower to the Lender, by endorsement or otherwise, other than under this Guaranty; or

         (h) if this Guaranty is ever deemed invalid or unenforceable as to any of the Guarantors.

         6. BENEFIT TO GUARANTORS. Guarantors acknowledge and warrant that they derived or expect to derive financial and other advantage and benefit, directly or indirectly, from the Indebtedness and each and every advance thereof and from each and every renewal, extension, release of collateral or other relinquishment of legal rights made or granted or to be made or granted by the Lender to the borrower.

         7. INDUCEMENT TO CREDITOR. Guarantors acknowledge that this Guaranty is given to induce the Lender to extend credit to the Borrower which would not be extended except in reliance upon this Guaranty.

         8. MODIFICATION OR CONSENT. No modification, consent or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor therefrom, shall be effective unless the same shall be in writing and signed by the Lender and the Guarantors, and then shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantors in any case shall, of itself, entitle any Guarantors to any other or further notice or demand in similar or other circumstances.

         9. SUCCESSORS AND ASSIGNS. This Guaranty is for the benefit of the Lender, its successors and assigns, and in the event of any assignment by the Lender, its successors or assigns, of the Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Indebtedness so assigned, may be transferred with such Indebtedness.

         10. DEATH OF GUARANTOR. Upon the death of any Guarantor, the obligation of the deceased Guarantor shall continue against his estate as to the Indebtedness.


GUARANTY AGREEMENT                                                        Page 3
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         11. RIGHTS AND REMEDIES OF CREDITOR. All rights and remedies of the
Lender hereunder are cumulative of each other and of every other right or remedy which the Lender may otherwise have at law or in equity or under any contract or document, and the exercise Or one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies. No delay or omission by the Lender in exercising any power or right hereunder shall impair any such right or power or be construed as a waiver thereof or in an acquiescence therein, nor shall any single or partial exercise or any such power preclude other or further exercise thereof or the exercise of any other right or power hereunder.

         12. COSTS OF COLLECTION. Guarantors agree to pay all costs of collection, including reasonable attorneys' fees and expenses, if this Guaranty is placed in the hands of any attorney for collection or is collected through any court.

         13. COUNTERPARTS. This Guaranty may be executed in counterparts each of which shall be deemed an original. The failure of a Guarantor to execute a counterpart hereof shall not effect or impair the Validity or enforceability of this Guaranty against the Guarantors executing same.

         14. PLACE OF PERFORMANCE. Guarantors agree that this agreement is performable in Dallas County, Texas, and waive the right to be sued elsewhere.

     15. Arbitration Agreement. Any dispute arising out of, or related to, this agreement shall be resolved by binding arbitration conducted by the American Arbitration Association in accordance with the then applicable Commercial Arbitration Rules.


ADDRESS OF GUARANTORS:                            GUARANTORS:

         6620 Southpoint Drive
         Suit 100
         Dallas, Texas 75248
                                                  --------------------------
                                                  Norman Payson


GUARANTY AGREEMENT                                                        Page 4
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                                List of Schedules


Schedules                           Description
---------                           -----------
Schedule 1                          Assets to be delivered to A&G Financial
                                    Consultants, Inc.

Schedule 2                          Gross Revenue (less Access Fees) for Health Plan
                                    Initiatives, Inc. for months April 1999 & May 1999

Schedule 3                          Outstanding liability balances as of 3/31/99

Schedule 3A                         Network List

Schedule 4                          Outstanding receivable balances as of 3/31/99

Schedule 4(a)                       Client List


GUARANTY AGREEMENT                                                        Page 5